Exhibit 10.4

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made as of November 28, 2007, by and among Integrated Silicon Solution, Inc., a Delaware corporation (“Company”), Trust A-4 - Lloyd I. Miller, an Ohio trust (“Trust A-4”), Trust C - Lloyd I. Miller, an Ohio trust (“Trust C” and collectively with Trust A-4 referred to herein as the “Trust Entities”), Milgrat I(OOOOO) (“Milgrat 1”), an Ohio trust, Milgrat II(FF), an Ohio trust (“Milgrat 2”), Milgrat I(XXX), an Ohio trust (“Milgrat 3”), Milgrat I(ZZZZ), an Ohio trust (“Milgrat 4” and collectively with Milgrat 1, Milgrat 2 and Milgrat 3 referred to herein as the “Milgrats”), and Milfam II L.P., a Georgia limited partnership (“Milfam II” and collectively with the Milgrats referred to herein as the “Milfam Entities”) and Lloyd I. Miller, III (“Miller”). The Milfam Entities and the Trust Entities are collectively referred to herein as the “Holders.” As of the date hereof, the Trust Entities held an aggregate of 1,728,591 shares of the Company’s common stock and the Milfam Entities held an aggregate of 1,864,959 shares of the Company’s common stock.

The Milfam Entities agree, on each of their behalf, and on behalf of each of their “affiliates” (as that term is defined in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act (as defined below)) (an “Affiliate”) and Miller agrees to use commercially reasonable efforts as the investment advisor to the trustee of the Trust Entities to cause the Trust Entities, on each of their behalf, and on behalf of each of their Affiliates, to take or abstain from taking certain actions, as described in this Agreement. Notwithstanding the foregoing and anything to the contrary herein, that certain Trust Agreement, entered into on July 16, 1990 by Lloyd A. Crider, as grantor and Lloyd I. Miller, III and Martin G. Miller, as co-trustees, shall not be deemed to be an Affiliate of the Holders hereto.

1. Standstill. For a period (“Restricted Period”) commencing with the effective date of this Agreement pursuant to Section 2 and ending on the date that proxies for the Company’s 2011 annual meeting of stockholders are first solicited by the Company (or March 31, 2011, if earlier), the Milfam Entities, on each of their behalf, and on behalf of each of their Affiliates, and Miller agrees to use commercially reasonable efforts as the investment advisor to the trustee of the Trust Entities to cause the Trust Entities, on each of their behalf, and on behalf of each of their Affiliates, to neither, without the prior written consent of the Company:

(a) acquire, offer to acquire, or agree to acquire, or encourage or suggest to any third party that they acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material amount of assets of the Company or any subsidiary or division thereof or of any successor or controlling person to the Company or any subsidiary or division thereof;

(b) acquire, offer to acquire, or agree to acquire, or encourage or suggest to any third party that they acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, such that the Holders hold, together, more than the sum of (x) 1% of the outstanding voting securities of the Company (including any such securities held prior to the contact by such Holder or Affiliate of a Holder) plus (y) the percentage of securities beneficially held in the aggregate by the Holders and their Affiliates immediately after the Tender Offer Closing (as defined below);

(c) make, or in any way participate, directly or indirectly, or encourage or suggest to any third party that they make, or in any way participate, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission (“SEC”)), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company with respect to (i) a transaction described in (a) or (b) above, (ii) any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company or any subsidiary or division thereof, (iii) any material change in the present board of directors or management of the Company or any subsidiary or division thereof, including, but not limited to, any plans or proposals to change the number or the term of directors, to remove any director or to fill any existing vacancies on the board, or to change any material term of the employment contract of any executive officer, (iv) the opposition of any person nominated by the Company’s management or nominating committee, (v) any material change in the Company’s capital structure or business, or (vi) any other action to or seek to control or influence the management, Board of Directors or policies of the Company;

(d) make any public announcement with respect to any matter described in subparagraphs (a), (b) and (c) above;

(e) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with any of the foregoing;

(f) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or

(g) request the Company or any of its Affiliates, directly or indirectly, in any public manner to amend or waive any provision of this paragraph (including this subparagraph).

2. Effectiveness of Agreement. This Agreement shall become effective immediately upon the closing of the tender offer as approved by the Board of Directors of the Company on November 27, 2007, to purchase up to $70.0 million of its common stock in a “fixed price” tender offer where the Company has purchased and paid for all shares tendered at $7.00 up to $70.0 million pursuant to tender offer materials to be filed by the Company with the SEC no later than December 7, 2007 (the “Tender Offer Closing”).

3. Successors and Assigns; Waiver and Amendment. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, each of the Holders and their respective Affiliates, successors and assigns, including any successor to any Holder or the Company or substantially all of the Company’s assets or business, by merger, consolidation, purchase of assets, purchase of stock or otherwise. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this

Agreement. No provision of this Agreement can be waived or amended except by means of a written instrument that is validly executed on behalf of each of the parties and that refers specifically to the particular provision or provisions being waived or amended. Any such amendment or waiver by or on behalf of the Company, and any other action that may be taken by or on behalf of the Company pursuant to this Agreement, shall require the approval of a majority of the authorized members of the Company’s Board of Directors.

4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and shall be binding upon the parties hereto in the United States and worldwide.

5. Remedies; Severability. Each Holder agrees that its obligations hereunder are necessary and reasonable in order to protect the Company and its business, and expressly agrees that monetary damages may be inadequate to compensate the Company for any breach by any of the Holders of any their respective covenants and agreements set forth herein. Accordingly, each Holder agrees and acknowledges that any such violation or threatened violation may cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6. Entire Agreement. This Agreement constitute the entire agreement between the parties hereto and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ Jimmy S.M. Lee
Name: Jimmy S.M. Lee
Title: Chairman and CEO

TRUST A-4 - LLOYD I. MILLER

By:	PNC Bank, N.A.
Its:	Trustee

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Investment Advisor to Trustee

TRUST C - LLOYD I. MILLER

By:	PNC Bank, N.A.
Its: Trustee

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Investment Advisor to Trustee

MILGRAT I(OOOOO)

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Trustee

MILGRAT II(FF)

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Trustee

MILGRAT I(XXX)

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Trustee

STANDSTILL AGREEMENT

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MILGRAT I(ZZZZ)

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Trustee

MILFAM II L.P.

By:	Milfam LLC
Its:	General Partner

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Manager

STANDSTILL AGREEMENT

SIGNATURE PAGE